FRENCH VALLEY AVIATION, INC.
                                HANGAR SUBLEASE

This Sublease is entered into on (May 01, 2007) by and between French Valley Aviation Inc., referred to in this Sublease as "Sublessor", and San Diego Airmotive Inc. referred to in this Sublease as "Sub lessee"

                                    RECITALS

   1. Sublessor is the tenant under a Lease effective May 1, 1993 ("The lease" or "Master Lease") by and between French Valley Aviation ("Lessee") and the County of Riverside ("County") as Lessor covering an approximate 3.0-acre portion of the French Valley Airport.

   2. Sublessor intends to sublease to Sub lessee a portion of the premises covered by the Master Lease and has obtained or will obtain permission from the County to sublease to Sub lessee. The space applicable to such portion is defined as "such space necessary for storage and maintenance operations, ("the Premises"). Sub lessee intends to sublease such portion from Sublessor.

                         ARTICLE I. SUBLEASED PREMISES

                             Agreement to Sublease

Section 1.01 This Sublease agreement is subject and subordinate to all of the provisions of the Master Lease. If any terms, conditions, statements or agreements contained in this sublease agreement are incompatible or do not agree with the terms of the Master Lease, the Master Lease shall govern. This sublease is subject to final approval by the County. In consideration of the agreements and covenants contained in this Sublease to be kept and performed by both parties, Sublessor hereby subleases to Sub lessee and Sub lessee hereby subleases from Sublessor the Premises described in section 1.02 of this Sublease.

                               "Premises" Defined

Section 1.02 "Hangar Premises" means the hangar space that is designated as "an undivided 13,000 square feet of hangar space and 800 square feet of furnished office space within the hangar located at the French Valley Airport, 37552 Winchester Road, Building 4, Murrieta, California 92563. The parties agree that the amount of "rental floor area" shall be used to calculate the base rent of the hangar premises.

                           Right to Use Common Areas

Section 1.03 Sub lessee has the non-exclusive right to use, in common with others, the Common Areas of the Project.



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                          ARTICLE II. SUB LESSEE'S USE

                                 Permitted Use

Section 2.01 Sub lessee is permitted to use the hanger premises for aviation related purposes and for activities attendant to its commercial operation as may be approved by Sublessor and by the county, and in accordance with the provisions of the Master Lease and this Sublease, and not in conflict with the Sublease.

                              Restrictions on Use

Section 2.02 Notwithstanding the generality of the foregoing uses and provisions, the following requirements and restrictions shall be applicable to Sub lessee's use of the Premises:

     (a) Only the use specified in Section 2.01 is authorized. Sub lessee is expressly prohibited from using the Premises or any such portion thereof for any other purpose.

     (b) Sub lessee shall not commit or permit the commission of any acts on the Premises nor use or permit any use of the Premises in any way that:

     (i) Increases the existing rates for or causes cancellation of any fire, casualty, liability, or other insurance policy insuring the Premises or its contents;

     (ii) Violates or conflicts with any law, statute, ordinance or governmental rule or regulation, whether now in force or hereinafter enacted, governing the Premises or the Project;

     (iii) Obstructs or interferes with the rights of other tenants or occupants of the Project or injures or annoys them; or

     (iv) Constitutes commission of waste on the Premises or the commission or maintenance of a nuisance as defined by the laws of California.

     (c) Sublesse shall maintain insurance coverages as required by the Sublessor's Master Lease with the County of Riverside that is applicable to the intended uses.

                      Cooperation with County of Riverside

Section 2.03 Sub lessee shall cooperate fully with the County of Riverside in the enforcement of the provisions of the Master Sublease and any ordinances, rules and regulations promulgated there under.

                          No Restriction on Sublessor

Section 2.04 Sublessor shall have the absolute right in its sole and arbitrary discretion to use for its own benefit or to sublease any other hangar to any person for any purpose or use.

                         ARTICLE III. TERM OF SUBLEASE

                                Term of Sublease

Section 3.01 The term of this Sublease shall be for a period of One (1) year, unless terminated earlier pursuant to the terms of this Sublease. The terms shall commence on the date set forth above.

                              Sublease Extensions

Section 3.02 This Sublease may be extended from year to year upon notice by Sub lessee to Sublessor not less than 30 days prior to the end of any sublease term, subject to rent increases as set forth herein below. Should Sublessor elect not to accept extension of the term of this Sublease, it shall notify Sub lessee of such rejection within 15 days of notice of Sub lessee's intent to extend.

                                  Holding Over

Section 3.03 If Sub lessee holds over and continues in possession of the Premises after termination of the term of this Sublease, including any extended term, Sub lessee's continued occupancy of the Premises shall be deemed merely a tenancy from month to month at a minimum rental of 150% of the last month rental rate in the Sublease term subject to all the terms and conditions, including the provisions for additional rent, but excluding the option to extend the term.

                      ARTICLE IV. RENTS AND OTHER CHARGES

                                   Base Rent

Section 4.01 Sub lessee agrees to pay to Sublessor the sum of $9720.00 per month, payable on the first (1st) day of each and every month commencing on May 1, 2007 or the date of notice of occupancy from the Sublessor and continuing through the term Sublease. In addition to this amount the sub lessee will also pay the actual billing for electrical service and the actual Possessory interest taxes when submitted with the bill.

                            Adjustment of Fixed Rent

Section 4.02 Commencing with the First anniversary of the Commencement Date of this Sublease as set forth in Section 3.01, the original fixed rent as described in Section 4.01 above, shall be increased by the greater of 4% from the amount paid in the previous annual period or by the increased percentage of the Consumer Price Index All Items - Los

Angeles - Anaheim - Riverside - All Urban Consumers Index as published by the United States Department of Labor, Bureau of Labor Statistics, increases over the Base Period Index. The Base Period Index shall be the month ninety (90) days prior to the commencement month and shall be that same calendar month for each subsequent year (comparison month). If the Index or any comparison month is higher that the Base Period Index, then the basic rent for the next year shall be increased by an amount equal to the identical percentage commencing on the anniversary date of the next year of the sublease; that increase rental amount will become the basic rent for purposes of this Sublease, until further adjusted upward. In no event shall the basic rent be less than that described in Paragraph 2 above. (By way of illustration only, if Sub lessee commenced paying rent in November 1998, then the Base Period index is that for September 1998 (assume 176.31 and that Index shall be compared to the Index for April 1999 (assume 185.81 and because the Index for September 1999 is 539% higher, the minimum monthly rent commencing November 1999, shall be 5.39% higher likewise, the Index for April 2000, shall be compared with the index for September 1999).

Should the Bureau discontinue the publication of the above Index, or publish the same less frequently, or alter same in some other manner, then Sublessor shall adopt a substituted Index or substitute procedure which reasonably reflects and monitors consumer prices.

                                    Payments

                                Security Deposit

Section 4.06

(a) Sub lessee shall deposit with Sublessor the sum of Waived, as security for the full and faithful performance by Sub lessee of the terms, conditions, and covenants of this Sublease.

(b) If, at anytime during the term of this Sublease, Sub lessee defaults in the payment of rent, or any portion of the rent, under this Sublease, Sublessor may appropriate any apply any portion of the Security Deposit reasonably necessary to remedy any such default in the payment of rent.

(c) If, at anytime during the term of this Sublease, Sub lessee of Sub lessee's agents of employees damage the Premises through want of ordinary care or any greater degree of culpability, the Sublessor may appropriate and apply any portion of the Security Deposit reasonably necessary to put the hangar in clean condition.

(d) If, on termination of this tenancy, Sub lessee fails to leave the hangar in a clean condition, then the Sublessor may appropriate and apply any portion at the Security Deposit reasonably necessary to put the hangar in clean condition.

(e) Sublessor shall return to Sub lessee the portion of the Security Deposit remaining after any deductions authorized by this Article or otherwise authorized by law, if any, in the following manner. If the deduction has been made only for the non-payment of rent, the remaining portion, if any, shall be returned not later than two weeks after the date Sublessor receives possession of the Premises. If a deduction has been made for any other reason authorized by this Article or otherwise authorized by law, the remaining portion, if any, shall be returned not later than thirty (30) days from the date Sublessor receives possession of the Premises. Sub lessee shall not be entitled to any interest on any portion of the Security Deposit.

(f) If, during the term of this Sublease, Sublessor applies all or any portion of the Security Deposit for a purpose authorized by this Section or otherwise authorized by law, Sub lessee agrees to restore the amount of the Security so supplied by Sublessor with the next due payment of rent under this Sublease.

                                  Late Charge

Section 4.07 The parties acknowledge that late payment by Sub lessee to Sublessor of the rent due hereunder will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed upon Sublessor by the terms of any encumbrance and note secured by any encumbrance covering the Hangar. Therefore, if any installment of monthly rent due hereunder is not received from Sub lessee by Sublessor within Five (5) days after the date upon which it became due, Sub lessee shall pay to Sublessor an additional charge in an amount equal to ten percent (10%) of the rent then due, which sum shall be immediately due and payable without demand. Additionally, if any monthly payment of rent is paid by Lessee in the form of a personal check, bank check, or otherwise, and such check is returned for insufficient funds or any reason whatsoever, Sub lessee shall immediately pay to Sublessor the monthly rent and any applicable late charges then due, together with the additional sum of seventy-five dollars ($75.00), and such payment, to include all monthly and any other payments called for by the herein Sublease, shall thereafter be paid by Sub lessee to Sublessor by way of cashier's check and/or money order. The parties hereto agree that the late charges above stated represents a fair and reasonable estimate of the costs that Sublessor will incur by reason of such untimely payment by Sub lessee. Acceptance of any such charge shall not constitute a waiver of Sub lessee's default with respect to the monthly rent then due, nor will such acceptance prevent Sublessor from exercising any of the rights and remedies available to Sublessor. Further, the existence of the herein provisions in this Sublease shall not extend the time within which Sub lessee is required to make monthly payments of rent hereunder, and the time to pay monthly rent hereunder when due shall be a default under the terms of this Sublease, effective the date that the monthly payment originally became due and without extension.

                        ARTICLE V. RULES AND REGULATIONS

                             Rules and Regulations

Section 5.01 Sublessor shall have the right to establish, modify, amend, and enforce reasonable rules and regulations with respect to the common areas. Sub lessee shall fully and faithfully comply with and observe the rules and regulations for the common area. Sublessor shall not be liable in any way for failure of any other occupant of a hangar to comply with and observe these rules and regulations.

Section 5.02 Sub lessee shall provide keys to Sublessor to all aircraft stored within the Hangar.

Section 5.03 Sub lessee shall provide telephone numbers, including emergency and after hours numbers to Sub lessee.

                             ARTICLE VI. INSURANCE

                             Insurance by Sublessor

Section 6.04 Sublessor shall procure and maintain during the entire term of this Sublease, all insurance required of it under the Master Lease. In addition to the foregoing insurance, Sublessor, in its sole discretion, may procure and maintain other insurance covering the Hangar, including liability insurance for personal injury, death and property damage.

Sub Lessor's Liability Insurance

Section 6.02 For the mutual benefit of Sublessor and the County of Riverside, Special Districts, Directors, Officers, Board of Supervisors, Elected Officials, Employees, Agents, Operators and Sub lessee, Sub lessee shall procure and maintain or cause to be maintained at its sole cost and expense the following insurance coverage's during the term sublease or any extensions thereof.

     (a) Workers Compensation. If Sub lessee has employees, Workers' Compensation Insurance (Coverage A) as prescribed by the laws of the State of California.

     (b)Aircraft Hull and Liability Insurance: Aircraft Hull for the full replacement value of all aircraft stored by the Lessee in the leased Premises and the contents thereof. The policy will be endorsed to include Sublessor, the County of Riverside, Special Districts, Directors, Officers, Elected Officials, Employees, Agents and Representatives as Additional Insured. Sub lessee may elect to self-insure or un-insure the hull portion of the coverage required herein; however, if Sub lessee elects not to acquire commercial insurance for the hull, Sub lessee agrees to hold Sublessor and the County of Riverside harmless and not make any claim against the Sublessor or County of Riverside for loss or damage to the hull of his aircraft for any reason whatsoever regardless of any negligence of the Sublessor or County that may have contributed to said loss or damage.

     (c) Aircraft liability coverage and commercial general liability insurance including, but not limited to, premises liability and contractual liability with a limit of liability for bodily injury (including death) aid property damage or at least $1,00,000 with a per seat limit of not less than $100,000. Coverage will apply to all owned aircraft and all non-owned or hired aircraft operated by the Sub lessee. Policy will be endorsed to include the Sublessor and the County of Riverside, Special Districts, Directors, Officers, Elected Officials, Employees, Agents and Representatives as Additional Insured.

     (d) All risk property insurance covering Sub lessee's personal property located on, in or about the premises in an amount equal to the full replacement value of such contents. The risk of loss and/or damage to the Sub lessee's contents shall at all time be solely the Sub lessee's and in no event shall the Sublessor or County be responsible for Sub lessee's property.

     (e) Public liability insurance in the sum of at least $1,000,000 for injury to or death, in any accident, insuring the Sub lessee against liability for injury and/or death occurring in or on the Premises or the common areas. Sublessor and the County of Riverside, Special Districts, Directors, Officers, Elected Officials, Employees, Agents and Representative shall be named as additional insured and the policy shall contain cross-liability endorsement. The Sub lessee shall maintain all such insurance in full force and effect during the entire term of this Sublease and shall pay all premiums for the insurance. Evidence of insurance and of the payment of premiums shall be delivered to Sublessor and County.

     (f) Sub lessee shall provide current certificates of insurance to both the County and Sublessor showing compliance with the insurance requirements set forth in sub-sections (a) through (e) above.

Sub lessee shall hold Sublessor harmless from and defend Sublessor against any and all claims for liability for any injury or damage to ay person or property whatsoever (a) occurring in, on or about the Hangar or any part of it, and (b) occurring in, on or about any common areas of the Hangar Project when that injury or damage was caused in part or in whole by the act, neglect, fault of, or omission of any duty by Sub lessee, its agents, servants, employees or invitees.

                            Destruction of Premises

Section 6.03 If the Premises or the Hangar Project of which it is a part is damaged or destroyed by any cause not the fault of Sub lessee, Sublessor shall, at Sublessor's sole cost and expense, promptly repair it and the rent payable under this Sublease shall be abated for the time and to the extent sub lessee is prevented from occupying the Premises in its entirety. Notwithstanding the foregoing, if the Premises or the Hangar Project is damaged or destroyed and the repair of the damage or destruction cannot be completed within one hundred twenty (120) days, Sublessor may, in lieu of making he repairs required by this Section, terminate this Sublease by giving Sub lessee thirty (30) days written notice of termination. A notice of termination must be given by Sublessor not later than thirty (30) days after the event causing the destruction or damage.

                     ARTICLE VIII. DEFAULT AND TERMINATION

                     Acts Constituting Breach by Sub lessee
Section 8.01 The following shall constitute a default under and a breach of this Sublease by Sub lessee:

     (a) The nonpayment of rent when due, when the nonpayment continues for ten
(10) days after written notice to pay rent or surrender possession of the Subleased premises have been given by Sublessor to Sub lessee.

     (b) A failure to perform any provision, covenant, or condition of this Sublease other than one for the payment of rent, when the failure is not cured within ten (10) days after written notice of the specific failure is given by Sublessor to Sub lessee.

     (c) The breach of this Sublease and abandonment of the Premises before the expiration of the term of this Sublease.

     (d) A receiver is appointed to take possession of all or substantially all of Sub lessee's property located at the Premises or Sub lessee's interest in this Sublease, when possession is not restored to Sub lessee within thirty (30) days.

     (e) Sub lessee makes a general assignment for the benefit of creditors.

     (f) The execution, attachment or other judicial seizure of substantial or all of Sub lessee's assets located at the Premises or of Sub lessee's interest in this Sublease, when the seizure is not discharged within fifteen (15) days; or

     (g) The filing by or against Sub lessee of a petition to have Sub lessee adjudged a bankrupt or for a petition of reorganization or arrangement under the Federal Bankruptcy Law (unless, in the case of a petition filed against Sub lessee, it is not dismissed within sixty (60) days).

                              Sublessor's Remedies

Section 8.02 If Sub lessee breaches or is in default under this Sublease, Sublessor, in addition to any other remedies given Sublessor by law or equity, may:

     (a) Continue this Sublease in effect by not terminating Sub lessee's right to possession of the Hangar and thereby be entitled to enforce all of Sublessor's rights and remedies under this Sublease including the right to recover the rent specified in this Sublease as it becomes due under this Sublease; or

     (b) Terminate this Sublease and all rights of Sub lessee under the Sublease and recover from Sub lessee:

          (i) The worth at the time of award of the unpaid rent that had been earned at the time of termination of the Sublease;

          (ii) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination of the Sublease until the time of award exceeds the amount of rental loss that Sub lessee proves could have been reasonably avoided;

          (iii) The worth at the time of the award of amount by the unpaid rent for the balance of the term after the time exceeds the amount of rental loss that Sub lessee proves could be reasonably avoided;

          (iv) Any other amounts necessary to compensate Sublessor for all detriment proximately caused by Sub lessee's failure to perform Sub lessee's obligations under this Sublease; or

          (v) In lieu of or in addition to, bringing action for any or all of the recoveries described in paragraph (b) of this paragraph, bring an action to recover and gain possession of the Premises in the manner provided by the California Law of Unlawful Detainer than in effect.

                               Termination Notice

Section 8.03 No act of Sublessor, including but not limited to Sublessor's entry of the Premises or effects to relet the Premises, or the giving of Sublessor to Sub lessee of a notice of default, shall be construed as an election to terminate this Sublease unless a written notice of Sublessor's election to terminate this Sublease is given to Sub lessee.

                                Waiver of Breach

Section 8.04 The waiver of Sublessor of any breach by Sub lessee of any of the provisions of this Sublease shall not constitute a continuing waiver or a waiver of any subsequent default or breach by Sub lessee either of the same or of a different provision of this Sublease.

                      ARTICLE IX. MISCELLANEOUS PROVISIONS

                                    Notices

Section 9.01 Except as otherwise expressly provided by law, any and all notices or other communications required are permitted by this Sublease or by law to be served on or given to either party to this Sublease by the other party shall be in writing, and shall be deemed duly served and given when personally delivered to the party to whom it is directed or any managing employee of that party or, in lieu of personal service, when deposited in the United States mail, first class postage prepaid, addressed to Sublessor at: 37552 Winchester Road, Building 4, Murrieta, CA 92563, or to Sub lessee at the address set forth below his signature at the end of this Sublease. Either party may change its address for purposes of this paragraph by giving written notice of the change to the other party in the manner provided in this paragraph.

                            Inspection by Sublessor

Section 9.02 Sub lessee shall permit Sublessor or Sublessor's agents, representatives or employees to enter the Hangar at all reasonable times for the purpose of inspecting the Hangar to determine whether Sub lessee is complying with the terms of this Sublease and for the purposes of doing other lawful acts that may be necessary to protect Sublessor's interest in the Hangar under this Sublease.

                             Assignment of Sublease

Section 9.03 Sub lessee may sublet all or any portion of the Subleased Premises or assign all or any part of Sub lessee's interest in this Sublease, provided that Sub lease first obtains the written consent of Sublessor to do so.
Sublessor shall not unreasonably withhold consent to such an assignment or subletting. Sublessor's consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. Any assignment or subletting without the prior written consent of Sublessor and the County of Riverside shall be void and shall, at the option of Sublessor, terminate this Sublease.

                        Binding on Heirs and Successors

Section 9.04 This Sublease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties, but nothing in this paragraph shall be construed as a consent by Sublessor to any assignment of this Sublease or any interest therein by Sub lessee.

                              Time of the Essence

Section 9.05 Time is expressly declared to be of the essence in this Sublease.

                            Sole and Only Agreement

Section 9.06 This instrument constitutes the sole and only agreement between Sublessor and Sub lessee respecting the Hangar or the leasing of the Hangar to Sub lessee, and correctly sets forth the obligations of Sublessor and Sub lessee to each other as of its date. Any agreements or representations respecting the Hangar or its leasing by Sublessor to Sub lessee not expressly set forth in this Sublease are null and void.

                                 Attorneys Fees

Section 9.07 Any litigation that is commenced between the parties to this Sublease concerning the Hangar, this Sublease, or the rights and duties of either in relation to the Hangar or the Sublease, the prevailing party in that litigation shall be entitled, in addition to any other relief granted, to a reasonable sum as and for its attorneys fees in the litigation, which shall be determined by the court in that litigation or in a separate action brought for that purpose.

     Executed on August 1, 2007 at Murrieta, California.

SUBLESSOR:  French Valley Aviation, Inc.
By: /s/ Joseph A. Diorio
        Joseph A. Diorio

SUBLESSEE:  San Diego Airmotive Inc.
By: